Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated March 31, 2006, with respect to the financial statements of CG – OMNOVA Decorative Products (Shanghai) Co., Ltd., included in this Form 10-K/A (Amendment No. 2) of OMNOVA Solutions Inc. for the year ended November 30, 2005.

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement No. 333-112530 on Form S-3,

•	Registration Statement No. 333-100558 on Form S-8,

•	Registration Statement No. 333-88143 on Form S-8,

•	Registration Statement No. 333-88145 on Form S-8,

•	Registration Statement No. 333-34938 on Form S-8,

•	Registration Statement No. 333-88587 on Form S-3,

•	Post Effective Amendment No. 1 to Registration Statement No. 333-88143 on Form S-8,

•	Post Effective Amendment No. 1 to Registration Statement No. 333-34938 on Form S-8,

of our report dated March 31, 2006, with respect to the financial statements of CG – OMNOVA Decorative Products (Shanghai) Co., Ltd. incorporated herein by reference, and our report included in this Form 10-K/A (Amendment No. 2) of OMNOVA Solutions Inc.

/s/ Ernst & Young Hua Ming, Shanghai Branch

Shanghai, The People’s Republic of China

March 31, 2006

This branch is authorised by Ernst & Young Hua Ming Head Office for execution of its business on its behalf.